UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

On November 2, 2022 (the “Effective Date”), Owl Rock Core Income Corp. (“ORCIC”) and State Teachers Retirement System of Ohio (“OSTRS”) entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) to co-manage ORCIC Senior Loan Fund LLC (formerly, ORCIC BC 9 LLC) (“ORCIC SLF”), a Delaware limited liability company. ORCIC SLF is a joint venture that is expected to invest primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Each of ORCIC SLF’s investment decisions and generally all other decisions in respect of ORCIC SLF must be approved by ORCIC SLF’s board or investment committee, each of which consists of an equal number of representatives from ORCIC and OSTRS. ORCIC and OSTRS have agreed to contribute $437.5 million and $62.5 million, respectively, to ORCIC SLF.

Prior to the Effective Date, ORCIC SLF was a wholly owned subsidiary of ORCIC.

As previously disclosed, on August 24, 2022, ORCIC SLF’s wholly owned subsidiary ORCIC JV WH LLC, a Delaware limited liability company (“ORCIC JV WH”), entered into a $400 million credit facility (the “Credit Agreement”) among the lenders party thereto, Bank of America, N.A., as administrative agent, and BofA Securities, Inc., as sole lead arranger and sole book manager. In connection with the Credit Agreement, ORCIC and ORCIC JV WH entered into a master sale and participation agreement, pursuant to which ORCIC contributed certain collateral assets to ORCIC JV WH and such assets became collateral under the Credit Agreement (the “Credit Agreement Assets”).

As previously disclosed, on October 14, 2022, ORCIC SLF’s wholly owned subsidiary, ORCIC JV WH II LLC, a Delaware limited liability company (“ORCIC JV WH II”) entered into an up to $500 million revolving loan facility (the “Revolving Loan Agreement”) among the lenders party thereto, and Royal Bank of Canada. In connection with the Revolving Loan Agreement, ORCIC and ORCIC JV WH II entered into a master sale and participation agreement, pursuant to which ORCIC contributed certain collateral assets to ORCIC JV WH II and such assets became collateral under the Revolving Loan Agreement (the “Revolving Loan Assets”).

Prior to the Effective Date, the lenders to the Credit Agreement and Revolving Loan Agreement consented to the change in control of ORCIC SLF. From and following the Effective Date, the Credit Agreement and Revolving Loan Agreement continued as obligations of ORCIC SLF and its subsidiaries but was no longer indebtedness of ORCIC.

On the Effective Date, OSTRS made a capital contribution of approximately $15.5 million to ORIC SLF and ORCIC was deemed to have made a capital contribution of approximately $108.4 million to ORCIC SLF. ORCIC’s capital contribution was based on the fair value of the Credit Agreement Assets and Revolving Loan Assets (collectively, the “Contributed Collateral”) less certain amounts that had been distributed to ORCIC and subject to certain adjustments. In connection therewith, OSTRS and ORCIC agreed and acknowledged that the Credit Agreement Assets and Revolving Loan Assets were assets of ORCIC SLF as if they had been acquired pursuant to the terms of the LLC Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	ORCIC Senior Loan Fund LLC Amended and Restated Limited Liability Company Agreement, dated November 2, 2022, by and between Owl Rock Core Income Corp. and State Teachers Retirement System of Ohio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: November 3, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer